PRESS RELEASE

AbbVie Reports Second-Quarter 2024 Financial Results
•Reports Second-Quarter Diluted EPS of $0.77 on a GAAP Basis, a Decrease of 32.5 Percent; Adjusted Diluted EPS of $2.65, a Decrease of 8.9 Percent; These Results Include an Unfavorable Impact of $0.52 Per Share Related to Acquired IPR&D and Milestones Expense

•Delivers Second-Quarter Net Revenues of $14.462 Billion, an Increase of 4.3 Percent on a Reported Basis and 5.6 Percent on an Operational Basis

•Second-Quarter Global Net Revenues from the Immunology Portfolio Were $6.971 Billion, an Increase of 2.3 Percent on a Reported Basis, or 3.5 Percent on an Operational Basis; Global Humira Net Revenues Were $2.814 Billion; Global Skyrizi Net Revenues Were $2.727 Billion; Global Rinvoq Net Revenues Were $1.430 Billion

•Second-Quarter Global Net Revenues from the Oncology Portfolio Were $1.634 Billion, an Increase of 10.5 Percent on a Reported Basis, or 12.2 Percent on an Operational Basis; Global Imbruvica Net Revenues Were $833 Million; Global Venclexta Net Revenues Were $637 Million

•Second-Quarter Global Net Revenues from the Neuroscience Portfolio Were $2.162 Billion, an Increase of 14.7 Percent on a Reported Basis, or 15.2 Percent on an Operational Basis; Global Botox Therapeutic Net Revenues Were $814 Million; Global Vraylar Net Revenues Were $774 Million; Combined Global Ubrelvy and Qulipta Net Revenues Were $381 Million

•Second-Quarter Global Net Revenues from the Aesthetics Portfolio Were $1.390 Billion, an Increase of 0.5 Percent on a Reported Basis, or 2.8 Percent on an Operational Basis; Global Botox Cosmetic Net Revenues Were $729 Million; Global Juvederm Net Revenues Were $343 Million

•Raises 2024 Adjusted Diluted EPS Guidance Range from $10.61 - $10.81 to $10.71 - $10.91, which Includes an Unfavorable Impact of $0.60 Per Share Related to Acquired IPR&D and Milestones Expense Incurred Year-To-Date Through the Second Quarter 2024

NORTH CHICAGO, Ill., July 25, 2024 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2024.

"Our business continues to perform exceptionally well, with second quarter results meaningfully ahead of our expectations," said Robert A. Michael, chief executive officer, AbbVie. "Based upon the significant momentum of our ex-Humira growth platform, our continued investments in the business and our pipeline progress, we are very well positioned to deliver our top-tier long-term outlook."

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	1

Second-Quarter Results

•Worldwide net revenues were $14.462 billion, an increase of 4.3 percent on a reported basis, or 5.6 percent on an operational basis.

•Global net revenues from the immunology portfolio were $6.971 billion, an increase of 2.3 percent on a reported basis, or 3.5 percent on an operational basis.
◦Global Humira net revenues of $2.814 billion decreased 29.8 percent on a reported basis, or 28.9 percent on an operational basis. U.S. Humira net revenues were $2.360 billion, a decrease of 31.6 percent. Internationally, Humira net revenues were $454 million, a decrease of 18.9 percent on a reported basis, or 12.5 percent on an operational basis.
◦Global Skyrizi net revenues were $2.727 billion, an increase of 44.8 percent on a reported basis, or 45.6 percent on an operational basis.
◦Global Rinvoq net revenues were $1.430 billion, an increase of 55.8 percent on a reported basis, or 59.2 percent on an operational basis.

•Global net revenues from the oncology portfolio were $1.634 billion, an increase of 10.5 percent on a reported basis, or 12.2 percent on an operational basis.
◦Global Imbruvica net revenues were $833 million, a decrease of 8.2 percent, with U.S. net revenues of $595 million and international profit sharing of $238 million.
◦Global Venclexta net revenues were $637 million, an increase of 11.5 percent on a reported basis, or 15.8 percent on an operational basis.
◦Global Elahere net revenues were $128 million.

•Global net revenues from the neuroscience portfolio were $2.162 billion, an increase of 14.7 percent on a reported basis, or 15.2 percent on an operational basis.
◦Global Botox Therapeutic net revenues were $814 million, an increase of 8.7 percent on a reported basis, or 9.6 percent on an operational basis.
◦Global Vraylar net revenues were $774 million, an increase of 17.6 percent.
◦Global Ubrelvy net revenues were $231 million, an increase of 17.5 percent.
◦Global Qulipta net revenues were $150 million, an increase of 56.3 percent.

•Global net revenues from the aesthetics portfolio were $1.390 billion, an increase of 0.5 percent on a reported basis, or 2.8 percent on an operational basis.
◦Global Botox Cosmetic net revenues were $729 million, an increase of 6.4 percent on a reported basis, or 8.6 percent on an operational basis.
◦Global Juvederm net revenues were $343 million, a decrease of 6.8 percent on a reported basis, or 3.1 percent on an operational basis.

•On a GAAP basis, the gross margin ratio in the second quarter was 70.9 percent. The adjusted gross margin ratio was 85.2 percent.

•On a GAAP basis, selling, general and administrative (SG&A) expense was 23.3 percent of net revenues. The adjusted SG&A expense was 22.9 percent of net revenues.

•On a GAAP basis, research and development (R&D) expense was 13.5 percent of net revenues. The adjusted R&D expense was 13.3 percent of net revenues.

•Acquired IPR&D and milestones expense was 6.5 percent of net revenues.

•On a GAAP basis, the operating margin in the second quarter was 27.6 percent. The adjusted operating margin was 42.6 percent.

•Net interest expense was $506 million.

•On a GAAP basis, the tax rate in the quarter was 36.0 percent. The adjusted tax rate was 18.8 percent.

•Diluted EPS in the second quarter was $0.77 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.65. These results include an unfavorable impact of $0.52 per share related to acquired IPR&D and milestones expense.

Note: "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.	2

Recent Events

•As previously announced, Robert A. Michael assumed the role of chief executive officer (CEO) and has joined AbbVie's Board of Directors, effective July 1, 2024. Mr. Michael succeeds Richard A. Gonzalez, who served as CEO since the company's inception in 2013. Mr. Gonzalez has become executive chairman of the board of directors.

•AbbVie announced the U.S. Food and Drug Administration (FDA) approved Skyrizi (risankizumab) for adults with moderately to severely active ulcerative colitis (UC). AbbVie also announced that the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) adopted a positive opinion recommending the approval of Skyrizi for the treatment of adults with moderately to severely active UC who have had an inadequate response, lost response, or were intolerant to either conventional or biologic therapy. The FDA approval and positive CHMP opinion are based on results from two pivotal Phase 3 trials, INSPIRE and COMMAND, that evaluated the efficacy and safety of Skyrizi in adults with moderately to severely active UC. Skyrizi is part of a collaboration between Boehringer Ingelheim and AbbVie, with AbbVie leading development and commercialization globally.

•AbbVie announced that it submitted applications for a new indication to the FDA and EMA for Rinvoq (upadacitinib) for the treatment of adult patients with giant cell arteritis (GCA). The regulatory submissions are supported by results from the SELECT-GCA Phase 3 study evaluating the safety and efficacy of Rinvoq in patients with GCA.

•At the 2024 Digestive Disease Week (DDW) Annual Meeting, AbbVie presented 15 abstracts, including three oral presentations, reinforcing AbbVie's commitment to advancing the standards of care in inflammatory bowel diseases (IBD). Highlights included data from the SEQUENCE head-to-head trial comparing Skyrizi versus Stelara (ustekinumab) in Crohn's disease (CD), as well as presentations that included efficacy and safety data evaluating clinical, endoscopic, and histologic outcomes from both the INSPIRE Phase 3 induction study and the COMMAND Phase 3 maintenance study of Skyrizi as a therapy for adults with moderately to severely active UC.

•AbbVie announced that it completed its acquisition of Landos Biopharma. The transaction adds the first-in-class investigational asset, ABBV-113 (NX-13), to AbbVie’s pipeline, which has the potential to offer a novel approach to the treatment of UC and CD.

•AbbVie and FutureGen Biopharmaceutical announced a license agreement to develop FG-M701, a next generation anti-TL1A antibody for the treatment of IBD, currently in preclinical development. FG-M701 is uniquely engineered with potential best-in-class functional characteristics compared to first-generation anti-TL1A antibodies, with the goal to drive greater efficacy and less frequent dosing as a therapy for IBD.

•AbbVie announced the acquisition of Celsius Therapeutics, a privately held biotechnology company pioneering new therapies for patients with inflammatory disease. Celsius’ lead investigational asset is CEL383, a potential first-in-class anti-TREM1 antibody for the treatment of IBD that has completed a Phase 1 clinical study.

•AbbVie announced the FDA approved Epkinly (epcoritamab) to treat patients with relapsed or refractory (r/r) follicular lymphoma (FL) after two or more lines of prior therapy. AbbVie also announced that the EMA’s CHMP adopted a positive opinion for Tepkinly (epcoritamab) for the treatment of adults with r/r FL. The FDA approval and positive CHMP opinion are based on results from the Phase 1/2 EPCORE NHL-1 clinical trial, which evaluated the safety and efficacy of Epkinly/Tepkinly in adult patients with r/r FL. Epkinly/Tepkinly is being co-developed by AbbVie and Genmab.

•AbbVie announced positive topline results from the Phase 2 PICCOLO trial evaluating Elahere (mirvetuximab soravtansine) monotherapy in heavily pre-treated patients with folate receptor-alpha (FRα) positive, platinum-sensitive ovarian cancer (PSOC). The trial met its primary endpoint with an objective response rate (ORR) of 51.9% and demonstrated a median duration of response (DOR), a key secondary endpoint, of 8.25 months. The safety profile of Elahere was consistent with findings from previous studies, and no new safety concerns were identified. Full data from the PICCOLO study will be presented at a future medical meeting.

Recent Events (Continued)

•AbbVie announced the start of the Phase 3 CERVINO clinical trial which will evaluate the efficacy, safety, and tolerability of ABBV-383 monotherapy compared with standard available therapies (SATs) in patients with r/r multiple myeloma (MM) who have received at least two lines of prior therapy. The start of the CERVINO trial marks an important step forward in AbbVie's continued commitment to advance new oncology treatments and elevate the standard of care for blood cancer patients.

•At the American Society of Clinical Oncology (ASCO) Annual Meeting, AbbVie showcased its solid tumor pipeline with new data from its innovative antibody-drug conjugate (ADC) platform. Highlights included new safety and efficacy data from a Phase 1 study of ABBV-400, a next-generation, potential best-in-class c-Met directed ADC, in patients with metastatic colorectal cancer (CRC); data from a first-in-human study of ABBV-706, a potential best-in-class SEZ6 directed ADC, in small cell lung cancer (SCLC), high-grade central nervous system (CNS) tumors and high-grade neuroendocrine neoplasms (NENs); data from the primary analysis of the Phase 2 LUMINOSITY trial evaluating Telisotuzumab vedotin (Teliso-V), a potential first-in-class c-Met directed ADC, in advanced non-small cell lung cancer (NSCLC); and data from the Phase 3 MIRASOL trial of Elahere in patients with platinum-resistant ovarian cancer (PROC) and high FRα expression.

•AbbVie announced it received a Complete Response Letter (CRL) from the FDA for the New Drug Application (NDA) for ABBV-951 (foscarbidopa/foslevodopa) for the treatment of motor fluctuations in adults with advanced Parkinson’s disease (PD). In its letter, the FDA cited observations that were identified during inspection of a third-party manufacturer listed in the NDA. The CRL did not identify any issues related to the safety, efficacy or labeling of ABBV-951, including the device, and does not request that AbbVie conduct additional efficacy or safety trials related to the drug or device-related testing. AbbVie continues to work with the FDA to bring ABBV-951 to patients in the U.S. as quickly as possible.

•AbbVie and Gilgamesh Pharmaceuticals announced a collaboration and option-to-license agreement to develop next-generation therapies for psychiatric disorders. These next-generation therapies known as neuroplastogens target mechanisms that have shown potential to provide significant clinical benefits and are designed to minimize the challenging effects seen with first-generation compounds. This collaboration will leverage AbbVie's expertise in psychiatry and Gilgamesh's innovative research platform to discover novel neuroplastogens.

Full-Year 2024 Outlook
AbbVie is raising its adjusted diluted EPS guidance for the full year 2024 from $10.61 - $10.81 to $10.71 - $10.91, which includes an unfavorable impact of $0.60 per share related to acquired IPR&D and milestones expense incurred year-to-date through the second quarter 2024. The company's 2024 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones that may be incurred beyond the second quarter of 2024, as both cannot be reliably forecasted.
About AbbVie

AbbVie's mission is to discover and deliver innovative medicines that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas: immunology, oncology, neuroscience and eye care - and products and services across our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on X (formerly Twitter), Facebook, Instagram, YouTube or LinkedIn.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central Time to discuss our second-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central Time.

Non-GAAP Financial Results

Financial results for 2024 and 2023 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Forward-Looking Statements
Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to the proposed acquisition of Cerevel Therapeutics, including the possibility that the acquisition may not be consummated on the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the proposed acquisition on the anticipated timeframe or at all, risks that the costs to consummate the proposed acquisition or to obtain the anticipated benefits of the proposed acquisition could be greater than expected, the risk that an event occurs that could give rise to the right of AbbVie, on the one hand, or Cerevel Therapeutics, on the other hand, to terminate the acquisition agreement for such transaction, the risk that the business will not be integrated successfully, disruption from the proposed acquisition making it more difficult to maintain business and operational relationships, the diversion of management’s attention from ongoing business operations and opportunities, negative effects of the consummation of the proposed acquisition on business or employee relationships or the market price of the Company’s common stock and/or operating results, significant transaction costs, the assumption of unknown liabilities, the risk of litigation and/or regulatory actions related to the proposed acquisition of Cerevel Therapeutics's business, risks related to the financing of the proposed acquisition, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s and Cerevel Therapeutics's operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2023 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that AbbVie subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information; Item 1A, “Risk Factors,” of Cerevel Therapeutics's 2023 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission, as updated by its Quarterly Reports on Form 10-Q and in other documents that Cerevel Therapeutics subsequently files with the Securities and Exchange Commission that update, supplement or supersede such information. AbbVie undertakes no obligation, and specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Gabby Tarbert	Liz Shea
(224) 244-0111	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended June 30, 2024
(Unaudited)

				% Change vs. 2Q23
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int'l.	Total	Int'l.	Total
NET REVENUES	$11,106	$3,356	$14,462	3.6%	6.8%	4.3%	12.7%	5.6%

Immunology	5,717	1,254	6,971	(0.2)	15.9	2.3	23.5	3.5
Humira	2,360	454	2,814	(31.6)	(18.9)	(29.8)	(12.5)	(28.9)
Skyrizi	2,340	387	2,727	43.2	55.5	44.8	61.8	45.6
Rinvoq	1,017	413	1,430	57.9	51.1	55.8	62.6	59.2

Oncology	1,037	597	1,634	11.3	9.3	10.5	13.8	12.2
Imbruvica[b]	595	238	833	(10.6)	(1.4)	(8.2)	(1.4)	(8.2)
Venclexta	300	337	637	12.8	10.4	11.5	18.4	15.8
Elahere	128	—	128	n/m	n/m	n/m	n/m	n/m
Epkinly[c]	14	22	36	>100.0	n/m	>100.0	n/m	>100.0

Aesthetics	863	527	1,390	4.4	(5.4)	0.5	0.4	2.8
Botox Cosmetic	450	279	729	7.1	5.2	6.4	10.9	8.6
Juvederm Collection	138	205	343	10.4	(15.6)	(6.8)	(10.0)	(3.1)
Other Aesthetics	275	43	318	(2.3)	(11.7)	(3.6)	(4.1)	(2.5)

Neuroscience	1,895	267	2,162	14.9	13.5	14.7	17.3	15.2
Botox Therapeutic	669	145	814	8.9	7.9	8.7	13.0	9.6
Vraylar	773	1	774	17.5	68.8	17.6	69.2	17.6
Duodopa	23	90	113	(2.6)	(3.2)	(3.1)	(1.7)	(1.9)
Ubrelvy	227	4	231	16.6	81.6	17.5	82.3	17.5
Qulipta	146	4	150	52.8	>100.0	56.3	>100.0	56.3
Other Neuroscience	57	23	80	(10.1)	>100.0	16.6	>100.0	17.5

Eye Care	239	294	533	(21.8)	(4.7)	(13.3)	0.2	(10.9)
Ozurdex	35	89	124	4.2	4.6	4.5	9.5	8.0
Lumigan/Ganfort	42	61	103	(15.8)	(11.2)	(13.2)	(8.1)	(11.4)
Alphagan/Combigan	13	36	49	(59.5)	9.1	(23.7)	20.5	(17.8)
Restasis	18	14	32	(77.3)	(18.9)	(67.0)	(14.5)	(66.2)
Other Eye Care	131	94	225	18.9	(10.1)	4.8	(6.1)	6.7

Other Key Products	750	212	962	0.9	4.1	1.6	8.8	2.6
Mavyret	167	202	369	(13.2)	3.8	(4.7)	8.8	(2.2)
Creon	372	—	372	32.1	n/m	32.1	n/m	32.1
Linzess/Constella	211	10	221	(21.7)	9.1	(20.7)	9.2	(20.7)
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
c Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Key Product Revenues
Six Months Ended June 30, 2024
(Unaudited)

				% Change vs. 6M23
	Net Revenues (in millions)			Reported			Operational[a]
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	Int’l.	Total
NET REVENUES	$20,147	$6,625	$26,772	1.1%	7.4%	2.6%	12.1%	3.7%

Immunology	9,869	2,473	12,342	(3.9)	15.9	(0.5)	22.0	0.6
Humira	4,131	953	5,084	(35.5)	(17.3)	(32.7)	(12.1)	(31.9)
Skyrizi	3,996	739	4,735	44.1	57.3	46.0	61.7	46.6
Rinvoq	1,742	781	2,523	59.3	53.0	57.3	62.7	60.4

Oncology	2,004	1,173	3,177	9.3	10.6	9.8	14.0	11.0
Imbruvica[b]	1,205	466	1,671	(7.5)	(3.2)	(6.4)	(3.2)	(6.4)
Venclexta	581	670	1,251	9.5	15.8	12.8	22.0	16.0
Elahere[c]	192	—	192	n/m	n/m	n/m	n/m	n/m
Epkinly[d]	26	37	63	>100.0	n/m	>100.0	n/m	>100.0

Aesthetics	1,639	1,000	2,639	2.1	(7.3)	(1.7)	(2.4)	0.3
Botox Cosmetic	839	523	1,362	1.2	1.6	1.3	6.2	3.1
Juvederm Collection	244	396	640	(1.2)	(16.8)	(11.5)	(11.9)	(8.3)
Other Aesthetics	556	81	637	5.2	(8.1)	3.3	(1.8)	4.2

Neuroscience	3,609	518	4,127	16.0	10.7	15.3	13.1	15.6
Botox Therapeutic	1,280	282	1,562	6.6	5.9	6.5	9.7	7.2
Vraylar	1,465	3	1,468	20.3	96.7	20.4	96.3	20.4
Duodopa	48	180	228	(2.6)	(3.0)	(2.9)	(2.8)	(2.7)
Ubrelvy	424	10	434	23.1	>100.0	24.6	>100.0	24.6
Qulipta	274	7	281	69.8	>100.0	73.2	>100.0	73.2
Other Neuroscience	118	36	154	(14.6)	>100.0	4.1	>100.0	4.7

Eye Care	466	605	1,071	(25.6)	1.3	(12.5)	5.1	(10.6)
Ozurdex	69	186	255	(5.4)	15.6	9.0	18.8	11.2
Lumigan/Ganfort	71	123	194	(37.4)	(9.4)	(22.2)	(7.3)	(21.0)
Alphagan/Combigan	28	80	108	(53.4)	5.0	(20.6)	12.8	(16.2)
Restasis	62	27	89	(61.0)	(11.4)	(53.1)	(6.5)	(52.3)
Other Eye Care	236	189	425	7.1	(2.7)	2.5	1.0	4.2

Other Key Products	1,436	426	1,862	(2.3)	5.2	(0.7)	8.8	0.1
Mavyret	311	407	718	(14.4)	5.0	(4.4)	8.9	(2.4)
Creon	657	—	657	12.0	n/m	12.0	n/m	12.0
Linzess/Constella	468	19	487	(10.0)	9.1	(9.4)	8.0	(9.4)
a "Operational" comparisons are presented at constant currency rates that reflect comparative local currency net revenues at the prior year's foreign exchange rates.
b Reflects profit sharing for Imbruvica international revenues.
c Reflects partial year Elahere revenue based on the February 12, 2024 close date of the ImmunoGen acquisition.
d Epkinly U.S. revenues reflect profit sharing. International revenues reflect product revenues as well as profit sharing from certain international territories.
n/m = not meaningful

AbbVie Inc.
Consolidated Statements of Earnings
(Unaudited)

(in millions, except per share data)	Second Quarter Ended June 30		Six Months Ended June 30
	2024	2023	2024	2023
Net revenues	$14,462	$13,865	$26,772	$26,090
Cost of products sold	4,202	4,240	8,296	8,226
Selling, general and administrative	3,377	3,268	6,692	6,307
Research and development	1,948	1,733	3,887	4,025
Acquired IPR&D and milestones	937	280	1,101	430
Other operating income	—	(169)	—	(179)
Total operating costs and expenses	10,464	9,352	19,976	18,809

Operating earnings	3,998	4,513	6,796	7,281

Interest expense, net	506	454	959	908
Net foreign exchange loss	1	37	5	72
Other expense, net	1,345	1,412	1,931	3,216
Earnings before income tax expense	2,146	2,610	3,901	3,085
Income tax expense	773	583	1,156	817
Net earnings	1,373	2,027	2,745	2,268
Net earnings attributable to noncontrolling interest	3	3	6	5
Net earnings attributable to AbbVie Inc.	$1,370	$2,024	$2,739	$2,263

Diluted earnings per share attributable to AbbVie Inc.	$0.77	$1.14	$1.53	$1.26

Adjusted diluted earnings per share[a]	$2.65	$2.91	$4.96	$5.37

Weighted-average diluted shares outstanding	1,771	1,771	1,772	1,773

a    Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1.     Specified items impacted results as follows:

	Quarter Ended June 30, 2024
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$2,146	$1,370	$0.77
Adjusted for specified items:
Intangible asset amortization	1,947	1,651	0.93
Acquisition and integration costs	145	125	0.07
Change in fair value of contingent consideration	1,476	1,438	0.81
Other	90	126	0.07
As adjusted (non-GAAP)	$5,804	$4,710	$2.65
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily reflect costs related to the ImmunoGen acquisition.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended June 30, 2024 included acquired IPR&D and milestone expense of $937 million on a pre-tax and $924 million on an after-tax basis, representing an unfavorable impact of $0.52 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended June 30, 2024
(in millions)	Cost of products sold	SG&A	R&D	Other expense, net
As reported (GAAP)	$4,202	$3,377	$1,948	$1,345
Adjusted for specified items:
Intangible asset amortization	(1,947)	—	—	—
Acquisition and integration costs	(79)	(35)	(31)	—
Change in fair value of contingent consideration	—	—	—	(1,476)
Other	(41)	(27)	—	(22)
As adjusted (non-GAAP)	$2,135	$3,315	$1,917	$(153)
3. The adjusted tax rate for the second quarter of 2024 was 18.8 percent, as detailed below:

	Quarter Ended June 30, 2024
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,146	$773	36.0%
Specified items	3,658	318	8.7%
As adjusted (non-GAAP)	$5,804	$1,091	18.8%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1.     Specified items impacted results as follows:

	Quarter Ended June 30, 2023
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$2,610	$2,024	$1.14
Adjusted for specified items:
Intangible asset amortization	2,070	1,727	0.97
Acquisition and integration costs	(83)	(94)	(0.05)
Change in fair value of contingent consideration	1,552	1,518	0.85
Other	(1)	—	—
As adjusted (non-GAAP)	$6,148	$5,175	$2.91
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs reflect integration costs related to the Allergan acquisition, including a one-time gain of $169 million related to the termination of a development liability associated with a previously divested product.
Reported GAAP earnings and adjusted non-GAAP earnings for the three months ended June 30, 2023 included acquired IPR&D and milestones expense of $280 million on a pre-tax and $261 million on an after-tax basis, representing an unfavorable impact of $0.15 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Quarter Ended June 30, 2023
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$4,240	$3,268	$1,733	$(169)	$1,412
Adjusted for specified items:
Intangible asset amortization	(2,070)	—	—	—	—
Acquisition and integration costs	(33)	(50)	(3)	169	—
Change in fair value of contingent consideration	—	—	—	—	(1,552)
Other	(20)	—	—	—	21
As adjusted (non-GAAP)	$2,117	$3,218	$1,730	$—	$(119)
 3. The adjusted tax rate for the second quarter of 2023 was 15.8 percent, as detailed below:

	Quarter Ended June 30, 2023
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,610	$583	22.3%
Specified items	3,538	387	10.9%
As adjusted (non-GAAP)	$6,148	$970	15.8%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)
1. Specified items impacted results as follows:

	Six Months Ended June 30, 2024
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,901	$2,739	$1.53
Adjusted for specified items:
Intangible asset amortization	3,838	3,254	1.84
Acquisition and integration costs	656	611	0.34
Change in fair value of contingent consideration	2,136	2,081	1.17
Other	111	145	0.08
As adjusted (non-GAAP)	$10,642	$8,830	$4.96
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily reflect costs related to the ImmunoGen acquisition.
Reported GAAP earnings and adjusted non-GAAP earnings for the six months ended June 30, 2024 included acquired IPR&D and milestones expense of $1.1 billion on a pre-tax and after-tax basis, representing an unfavorable impact of $0.60 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Six Months Ended June 30, 2024
(in millions)	Cost of products sold	SG&A	R&D	Interest expense, net	Other expense, net
As reported (GAAP)	$8,296	$6,692	$3,887	$959	$1,931
Adjusted for specified items:
Intangible asset amortization	(3,838)	—	—	—	—
Acquisition and integration costs	(158)	(315)	(159)	(24)	—
Change in fair value of contingent consideration	—	—	—	—	(2,136)
Other	(57)	(30)	—	—	(24)
As adjusted (non-GAAP)	$4,243	$6,347	$3,728	$935	$(229)
3. The adjusted tax rate for the first six months of 2024 was 17.0 percent, as detailed below:

	Six Months Ended June 30, 2024
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,901	$1,156	29.6%
Specified items	6,741	650	9.6%
As adjusted (non-GAAP)	$10,642	$1,806	17.0%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
(Unaudited)

1. Specified items impacted results as follows:

	Six Months Ended June 30, 2023
(in millions, except per share data)	Earnings		Diluted
	Pre-tax	After-tax[a]	EPS
As reported (GAAP)	$3,085	$2,263	$1.26
Adjusted for specified items:
Intangible asset amortization	4,018	3,373	1.90
Intangible asset impairment	710	629	0.35
Acquisition and integration costs	(22)	(39)	(0.02)
Change in fair value of contingent consideration	3,424	3,340	1.88
Other	16	(6)	—
As adjusted (non-GAAP)	$11,231	$9,560	$5.37
a     Represents net earnings attributable to AbbVie Inc.
Acquisition and integration costs primarily reflect integration costs related to the Allergan acquisition, including a one-time gain of $169 million related to the termination of a development liability associated with a previously divested product.
Reported GAAP earnings and adjusted non-GAAP earnings for the six months ended June 30, 2023 included acquired IPR&D and milestones expense of $430 million on a pre-tax and $411 million on an after-tax basis, representing an unfavorable impact of $0.23 to both diluted EPS and adjusted diluted EPS.
2. The impact of the specified items by line item was as follows:

	Six Months Ended June 30, 2023
(in millions)	Cost of products sold	SG&A	R&D	Other operating income	Other expense, net
As reported (GAAP)	$8,226	$6,307	$4,025	$(179)	$3,216
Adjusted for specified items:
Intangible asset amortization	(4,018)	—	—	—	—
Intangible asset impairment	(80)	—	(630)	—	—
Acquisition and integration costs	(48)	(94)	(5)	169	—
Change in fair value of contingent consideration	—	—	—	—	(3,424)
Other	(32)	(11)	(3)	10	20
As adjusted (non-GAAP)	$4,048	$6,202	$3,387	$—	$(188)
3. The adjusted tax rate for the first six months of 2023 was 14.8 percent, as detailed below:

	Six Months Ended June 30, 2023
(dollars in millions)	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,085	$817	26.5%
Specified items	8,146	849	10.4%
As adjusted (non-GAAP)	$11,231	$1,666	14.8%